                                                                   EXHIBIT 4.1.1


                          SIXTH SUPPLEMENTAL INDENTURE
              TO INDENTURE DATED MARCH 15, 1997 (7 7/8% SECURITIES)


               SIXTH SUPPLEMENTAL INDENTURE dated as of December 31, 1999, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee to the Indenture (the "Trustee").

               WHEREAS, Chesapeake Mid-Continent Corp., an Oklahoma corporation ("CMCC"), is a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture, and CMCC has directly merged with and into Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("CELP"), and CELP is the surviving entity, a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture;

               WHEREAS, Section 10.2(a) of the Indenture provides, among other things, that no Subsidiary Guarantor may consolidate or merge with or into another corporation, entity or Person unless (i) the entity or Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture and (ii) immediately after such transaction, no Default or Event of Default exists;

               WHEREAS, no Default or Event of Default exists immediately after the merger of CMCC into CELP;

               WHEREAS, the form and substance of this Sixth Supplemental Indenture are satisfactory to the Trustee;

               WHEREAS, contemporaneously herewith, there are being delivered to the Trustee executed opinions of counsel and officers' certificate's proper in form and substance;

               WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition or release of any Subsidiary Guarantor, as provided for by the Indenture; and

               WHEREAS, the execution and delivery of this Sixth Supplemental Indenture have been duly authorized by the Company and the Subsidiary Guarantors and all actions necessary to make this Sixth Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

               NOW, THEREFORE, BY THIS SIXTH SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other


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valuable considerations, the receipt whereof is hereby acknowledged, the Company and the Subsidiary Guarantors covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Sixth Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Sixth Supplemental Indenture, the following terms shall have the following meanings:

               "Indenture" means the Original Indenture, as amended by this Sixth Supplemental Indenture, relating to the Securities.

               "Original Indenture" means the Indenture dated as of March 15, 1997, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by: (i) that certain First Supplemental Indenture dated as of December 17, 1997, (ii) that certain Second Supplemental Indenture dated as of February 16, 1998, (iii) that certain Third Supplemental Indenture dated as of April 22, 1998, (iv) that certain Fourth Supplemental Indenture dated as of July 1, 1998, and (v) that certain Fifth Supplemental Indenture dated as of November 19, 1999.

                                   ARTICLE II

                         RELEASE OF SUBSIDIARY GUARANTOR

               SECTION 2.1 As a result of the direct merger with CELP, which constitutes a merger with a Subsidiary Guarantor under Section 10.2(a) of the Indenture, CMCC shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to
Section 10.4(b) of the Indenture.

               SECTION 2.2 The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of CMCC and the signature of an Officer on behalf of CMCC.

                                   ARTICLE III

                            ASSUMPTION OF OBLIGATIONS

               SECTION 3.1 As the surviving entity in its merger with CMCC and as a Subsidiary Guarantor, CELP hereby agrees to assume all the obligations of CMCC.






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                                   ARTICLE IV

                                  MISCELLANEOUS

               SECTION 4.1 This Sixth Supplemental Indenture is a supplemental indenture pursuant to Section 9.1 of the Indenture. Upon execution and delivery of this Sixth Supplemental Indenture, the terms and conditions of this Sixth Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Sixth Supplemental Indenture will control.

               SECTION 4.2 Except as they have been modified in this Sixth Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

               SECTION 4.3 This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

               SECTION 4.4 This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                   SIGNATURES

               IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.


                                 CHESAPEAKE ENERGY CORPORATION, an
                                 Oklahoma corporation


                                 By  /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                                 UNITED STATES TRUST COMPANY OF NEW
                                 YORK, a New York corporation, as Trustee


                                 By /s/ LOUIS P. YOUNG
                                   --------------------------------------------
                                   Name: Louis P. Young
                                        ---------------------------------------
                                   Title: Authorized Signer
                                         --------------------------------------



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



                                 SUBSIDIARY GUARANTORS


                                 CHESAPEAKE OPERATING, INC., an Oklahoma
                                 corporation


                                 By  /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                                 CHESAPEAKE PANHANDLE LIMITED
                                 PARTNERSHIP, an Oklahoma limited partnership

                                 By  Chesapeake Operating, Inc., an Oklahoma
                                     corporation, Sole General Partner


                                     By  /s/ AUBREY K. MCCLENDON
                                       ----------------------------------------
                                         Aubrey K. McClendon,
                                         Chief Executive Officer


                                 CHESAPEAKE ACQUISITION CORPORATION,
                                 an Oklahoma corporation


                                 By    /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                       Aubrey K. McClendon, President


                                 CHESAPEAKE ROYALTY COMPANY, an
                                 Oklahoma corporation


                                 By  /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer





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


                                 CHESAPEAKE EXPLORATION LIMITED
                                 PARTNERSHIP, an Oklahoma limited partnership

                                 By  Chesapeake Operating, Inc., an Oklahoma
                                     corporation, Sole General Partner


                                     By  /s/ AUBREY K. MCCLENDON
                                       ----------------------------------------
                                       Aubrey K. McClendon, President


                                 CHESAPEAKE ENERGY LOUISIANA
                                 CORPORATION, an Oklahoma corporation


                                 By /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                                 CHESAPEAKE CANADA CORPORATION, an
                                 Alberta, Canada corporation


                                 By /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer


                                 CHESAPEAKE LOUISIANA, L.P., an Oklahoma
                                 limited partnership

                                 By Chesapeake Operating, Inc., an Oklahoma
                                    corporation, Sole General Partner


                                    By  /s/ AUBREY K. MCCLENDON
                                      -----------------------------------------
                                      Aubrey K. McClendon,
                                      Chief Executive Officer

                                   THE AMES COMPANY, INC., an Oklahoma
                                   corporation


                                 By  /s/ AUBREY K. MCCLENDON
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer





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